Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to incorporation by reference in this Registration Statement on Form S-8 of Keurig Dr Pepper Inc. of our report dated November 18, 2015 relating to the financial statements of Maple Parent Holdings Corp. formerly known as Keurig Green Mountain Inc. and its subsidiaries (Predecessor), which appears in Dr Pepper Snapple Group, Inc.’s Proxy Statement on Schedule 14A dated May 29, 2018.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

July 9, 2018